UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 18, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On January 18, 2019, General John P. Abizaid (Ret.) resigned from the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”) and the Board’s Nominating and Corporate Governance Committee and Compensation Committee, effective immediately.  General Abizaid is departing to pursue other opportunities and not due to any disagreement with the Board or the Company’s management or any matter relating to the Company’s operations, policies or practices.  Following General Abizaid’s resignation, the Board consists of eleven directors.  The Board may seek to add one or more new directors as business needs and opportunities arise.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                               Exhibits

Exhibit No.	Description

99.1	Press release of Virtu Financial, Inc., dated January 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: January 18, 2019